UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 15, 2014

LENNOX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd.

Richardson, Texas 75080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 497-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 15, 2014, the Company held its Annual Meeting of Stockholders. During this meeting, our stockholders were asked to consider and vote upon four proposals: (1) the election of three Class I Directors to our Board of Directors to serve for a three-year term which expires at the annual meeting of stockholders in 2017; (2) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year; (3) an amendment of the Company’s Restated Certificate of Incorporation to declassify our Board of Directors; and (4) an advisory vote to approve the compensation of the named executive officers.

On the record date of March 21, 2014, there were 49,146,110 shares of the Company’s common stock issued and outstanding and entitled to be voted at the annual meeting. For each proposal, the results of the stockholder voting were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
1. Election of director nominees to serve as Class I directors, for a term which expires at the annual meeting of stockholders in 2017
Janet Cooper	37,477,590	421,504	6,651,972
John W. Norris, III	37,330,348	568,746	6,651,972
Paul W. Schmidt	37,446,296	452,798	6,651,972

	Votes For	Votes Against	Abstain
2. Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2014	44,315,324	136,218	99,524

	Votes For	Votes Against	Abstain	Broker Non-Votes
3. Amendment to the Company’s Restated Certificate of Incorporation to declassify the Board of Directors	32,293,037	5,447,683	158,379	6,651,967

The amendment to the Company’s Restated Certificate of Incorporation was not approved because it did not receive the approval of eighty percent (80%) of the Company’s outstanding shares of common stock entitled to vote.

	Votes For	Votes Against	Abstain	Broker Non-Votes
4. Advisory vote on the compensation of the Company’s named executive officers	36,021,981	1,772,601	104,508	6,651,976

The advisory vote received the approval of over 95% of the stockholders voting on this item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

Date: May 16, 2014

By:	/s/ Jim Markey
Name:	Jim Markey
Title:	Assistant Secretary

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